Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement No. 333-261100 on Form S-8 of iPower Inc. (the “Company”) of our report dated July 11, 2022 with respect to our audit of the consolidated statement of assets acquired and liabilities assumed of the acquired Anivia Limited and Subsidiaries business as of February 15, 2022, appearing in this amendment to the Current Report on Form 8-K of iPower Inc. dated July 11, 2022.

/S/ UHY LLP

Irvine, California

July 11, 2022